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                                                                    EXHIBIT 23.1

                             GARNER & LAWRENCE, LLP
                          Certified Public Accountants
                               3445 Highland Road
                                Dallas, TX 75228
                                  214-324-3457
                                Fax 214-324-9975





                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the use of our report dated January 5, 1998, with respect to the financial statements of Summit Technologies, Inc. included in two Registration Statements (Form SB-2 and Form S-4) and related Prospectus of Summit Environmental Corporation, Inc. for the registration of 500,000 common shares (Form SB-2) and five million common shares (Form S-4).


                                        /s/ Garner & Lawrence, LLP
                                            by Brett Lawrence, Partner
                                        ----------------------------------------
                                        Garner & Lawrence, LLP

March 17, 1998




                                                                    Exhibit 23.1
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